Exhibit 10.6
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 6, 2006, is made by and among Aether Holdings, Inc., a Delaware corporation (the “Company”), and those stockholders listed on Exhibit A hereto (collectively referred to as the “Stockholders”).
     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, by and among the Company, UCC Capital Corp., UCC Consulting Corp., UCC Servicing, LLC, the Securityholders thereof, AHINV Acquisition Corp., and Robert D’Loren, as Securityholders’ Representative, dated the date hereof (the “Merger Agreement”), as part of the Merger Consideration, certain of the Stockholders received shares of common stock, par value $0.01 per share, of the Company;
     WHEREAS, pursuant to that certain letter agreement, dated February 17, 2006, between the Company and Jefferies & Company, Inc. (“Jefferies”), the Company issued that certain Warrant, dated the date hereof, to Jefferies, which is exercisable for shares of the Company’s common stock (“Jefferies Warrant Shares”); and
     WHEREAS, the Company wishes to provide for certain registration rights in connection with the Closing Shares issuable to the Stockholders at Closing and in connection with the Jefferies Warrant Shares issuable to Jefferies.
     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below or elsewhere in this Agreement as referred to below:
     “Additional Shares” shall mean those shares of Purchaser Common Stock issued to the Stockholders as Additional Merger Consideration as and to the extent provided in Section 2.15 of the Merger Agreement.
     “Business Day” shall mean any day that is not a Saturday, a Sunday or a legal holiday in the State of New York.
     “Closing Shares” shall mean those shares of Purchaser Common Stock issued to the Stockholders upon the Closing (including the Escrow Shares) and the Warrant Shares.
     “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “Executive Warrant Shares” shall mean the shares of Purchaser Common Stock issuable upon exercise of that certain warrant issued to the Executive on the date hereof.

     “Registrable Securities” shall mean, collectively, the Closing Shares and Additional Shares issued to the Stockholders pursuant to the Merger Agreement and any other securities issued or issuable with respect to the Closing Shares or Additional Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that such Closing Shares and Additional Shares shall cease to be Registrable Securities when (a) such shares have been disposed of by the Stockholders in a public distribution of securities effected pursuant to this Agreement, (b) such shares become eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or other provision of substantially similar effect, or (c) such shares have ceased to be outstanding.
     “Required Stockholders” shall mean, at the relevant time of reference thereto, those Stockholders holding, in the aggregate, fifty percent (50%) of the Registrable Securities then outstanding and then held by all Stockholders.
     “Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.
     “Warrant Shares” shall mean Executive Warrant Shares and the Jefferies Warrant Shares.
     2. Registration and Sale.
          (a) Registration and Sale.
               (i) Subject to the limitations set forth in this Section 2(a)(i) and in Sections 2(a)(ii) and (iii) and Section 7 below, the Company shall file, (x) within sixty days (the “Filing Date”) of the Effective Date, a Registration Statement on Form S-3 (or comparable or successor form) under the Securities Act to register for resale all Registrable Securities (other than the Additional Shares), and (y) within thirty days following each issuance of Additional Shares, a Registration Statement on Form S-3 (or comparable or successor form) under the Securities Act to register for resale all Registrable Securities (other than the Additional Shares not issued under the Merger Agreement) (each, a “Registration Statement”). The Company shall use its reasonable best efforts to cause each Registration Statement to become effective as soon as possible after filing and to remain effective for the period ending on the earlier of (x) the Termination Date (as defined below) and (y) the date on which there are no Registrable Securities covered by the Registration Statement, provided that the Company shall not be required to maintain the effectiveness of a Registration Statement to the extent that a subsequently filed Registration Statement registers the resale of the Registrable Securities.
               The Registration Statement shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) and shall cover the disposition of all Registrable Securities covered by the Registration Statement in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may reasonably be specified by the Required Stockholders; provided, however, that the Required Stockholders may not request an underwritten offering (i) unless the underwritten offering is for the sale of Registrable Securities and would result in gross proceeds of at least $50,000,000 (exclusive of underwriter fees, discounts and commissions) and (ii) such underwritten offering shall not take place any time during the six month period immediately following the date of this Agreement; provided that the Required Stockholders may not request more than one underwritten offering in any twelve-month period. The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective (in accordance with the last sentence of the first paragraph of this Section 2(a)(i)), and in furtherance of such obligation, shall supplement or amend such Registration Statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. If the Required Stockholders intend to distribute Registrable Securities by means of an underwriting as set forth above, they shall so advise the Company and the Company shall promptly amend the prospectus as may be necessary to reflect the terms of such underwriting. The Company shall have the right to select the managing underwriter for such offering; provided, that such managing underwriter shall be approved by the Required Stockholders, such approval not to be unreasonably withheld or delayed. The Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.
               (ii) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of the Registration Statement, a majority of the Board of Directors of the Company determines, in its good faith business judgment, that the offering or sale of Registrable Securities covered by the Registration Statement would materially interfere with or otherwise materially adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its Affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time and the disclosure of which would be materially adverse to the interests of the Company, then the Company may require the suspension of the distribution of any Registrable Securities under that Registration Statement (a “Blackout Period”) by giving written notice to the Stockholders. Any such notice need not specify the reasons for such suspension if a majority of the Board of Directors of the Company determines, in its good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event that such notice is given, then until a majority of the Board of Directors of the Company has determined, in its good faith business judgment, that such distribution would no longer materially interfere with the matters described in the preceding sentence and has given written notice thereof to the Stockholders, the Company’s obligations under Section 3 to update or keep current the Registration Statement and the Stockholders’ right to sell Registrable Securities pursuant to the Registration Statement will be suspended, provided, that such suspension shall not exceed the first to occur of (x) the filing of the Company’s next filing with the Commission and (y) 120 days.
               (iii) The Company shall be entitled to include in the Registration Statement filed or to be filed by the Company pursuant to Section 2(a)(i) above shares of the capital stock of the Company to be sold by the Company for its own account or for the account of any other stockholders of the Company except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold or would reduce the number of Registrable Securities registered on such Registration Statement.

     3. Further Obligations of the Company. In connection with the Registration Statement, the Company agrees that it shall also use its best efforts to do the following as expeditiously as commercially reasonable:
          (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the Termination Date and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the sellers’ intended method of disposition set forth in the Registration Statement;
          (b) furnish to each Stockholder offering Registrable Securities under the Registration Statement such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such Stockholder may reasonably request;
          (c) register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as each Stockholder shall reasonably request unless an available exemption to such registration or qualification requirements is then available; provided that the Company shall not be obligated to register or qualify such Registrable Securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or otherwise required to be qualified or has not theretofore so consented;
          (d) timely file with the Commission such information as the Commission may prescribe under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and otherwise use commercially reasonable efforts to ensure that the public information requirements of Rule 144 under the Securities Act are satisfied with respect to the Company;
          (e) notify the Stockholders promptly in writing (A) of any comments by the Commission with respect to the Registration Statement or prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement which is known to the Company or the initiation of any proceedings for that purpose which are known to the Company and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and
          (f) as promptly as practicable after becoming aware of such event, notify each Stockholder of the occurrence of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to the Registration Statement or other appropriate filing with the Commission to correct such untrue statement or omission, and to deliver a number of copies of such supplement or amendment to each Stockholder as such Stockholder may reasonably request.
     4. Obligations of the Stockholders. In connection with the registration of the Registrable Securities, the Stockholders shall have the following obligations:
          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement of the Registrable Securities of each Stockholder that such Stockholder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and such Stockholder shall execute such documents in connection with such registration as the Company may reasonably request.
          (b) The Stockholder, by such Stockholder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Stockholder has notified the Company in writing of such Stockholder’s election to exclude all of such Stockholder’s Registrable Securities from the Registration Statement.
          (c) Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2(a)(ii), 3(e) or 3(f) above, such Stockholder will immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement until such copies of the supplemented or amended prospectus contemplated by Sections 2(a)(ii), 3(e) or 3(f) shall be furnished to such Stockholder.
          (d) Each Stockholder shall take all other reasonable actions necessary to expedite and facilitate the disposition by the Stockholder of the Registrable Securities pursuant to the Registration Statement.
     5. Expenses.
     All expenses incurred by the Company in complying with its obligations under this Agreement shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any Stockholder, in either case in respect of the Registrable Securities sold by any Stockholders.
     6. Indemnification and Contribution.
          (a) Indemnification by the Company. If any Registrable Securities are registered for resale under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Stockholder of such Registrable Securities and such Stockholder’s directors, officers, employees and agents, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Stockholder or any such director, officer, employee or agent may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained, on the effective date thereof, in the registration statement under which such

Registrable Securities were registered under the Securities Act or any final prospectus contained therein (in each case as amended or supplemented, including without limitation, any update pursuant to Rule 424(b) under the Securities Act), provided that such final prospectus was used to effect a sale by such Stockholder. (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iii) any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to any action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or any omission or alleged omission made in such registration statement, final prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Stockholder specifically for use in such registration statement, prospectus, or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or such director, officer, employee or agent.
          (b) Stockholders’ Indemnification. In connection with the Registration Statement, each such Stockholder will furnish to the Company such information as shall reasonably be requested by the Company for use in such registration statement or prospectus and shall severally, and not jointly, indemnify, to the extent permitted by law, the Company, its directors, officers, employees and agents against any losses, claims, damages, liabilities and expenses (under the Securities Act, at common law or otherwise), insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained on the effective date thereof in the Registration Statement, or any final prospectus included therein (in each case as amended or supplemented, including without limitation, any update pursuant to Rule 424(b) under the Securities Act), but only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, written information furnished by such Stockholder, specifically for use in such registration statement or prospectus; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Securities sold in connection with such registration.
          (c) Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof (an “Indemnification Notice”), but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless the indemnifying party is materially and adversely affected thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel at its expense unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party or (ii) the attorneys for the indemnifying party shall have concluded that there are defenses available to the indemnified party that are different from or additional to those available to the indemnifying party and such counsel reasonably concludes that it is therefore unable to represent the interests of both the indemnified and indemnifying party (in which case the indemnifying party may employ separate counsel). In no event shall the indemnifying party be liable for fees and expenses of more than one counsel separate from its own counsel.
          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds received by such holder from the sale of such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
     7. Restrictions on Dispositions of Closing Stock.
          (a) For a period of six months commencing on the Effective Date (the “Initial Lock-up”) Robert D’Loren shall not (i) offer, issue, sell, contract to sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Stockholder or any affiliate of any Stockholder or any person in privity with any Stockholder or any affiliate of any Stockholder) directly or indirectly any Closing Shares or any options, warrants or other securities convertible into or exercisable or exchangeable for such Closing Shares or (ii) engage in any transaction, whether or not with respect to any Closing Shares or any interest therein, the intent or effect of which is to reduce the risk of owning such shares (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions).

          (b) Subject to applicable securities laws, commencing at the expiration of the Initial Lock-up, Robert D’Loren may sell, transfer or otherwise dispose of up to one-third of such Stockholder’s Closing Shares without violating the provisions of Section 7(a) hereof, or such greater number that are subject to a 10b5-1 plan.
          (c) Subject to applicable securities laws, commencing six months after the expiration of the Initial Lock-up, Robert D’Loren may sell, transfer or otherwise dispose of all or any of such Stockholder’s Closing Shares without violating the provisions of Section 7(a) hereof, or such greater number that are subject to a 10b5-1 plan.
          (d) The restrictions set forth in sections (a) through (c) above shall lapse immediately at such time that Robert D’Loren is no longer Chief Executive Officer of the Company.
          (e) In addition to applicable securities law requirements and the legend requirements set forth in the Company’s certificate of incorporation, all shares of Closing Stock subject to the provisions of this Section shall, until the expiration of the stated time periods, bear a legend substantially as follows:
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED JUNE 6, 2006, BY AND AMONG THE HOLDER OF THIS CERTIFICATE, AETHER HOLDINGS, INC. AND CERTAIN OTHER STOCKHOLDERS OF AETHER HOLDINGS, INC., A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THE CERTIFICATE AT THE PRINCIPAL OFFICES OF AETHER HOLDINGS, INC. OR FURNISHED BY AETHER HOLDINGS, INC. TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
          (f) In addition to the foregoing, if requested at any time by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, each Stockholder shall not sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Stockholder for a period of up to 120 days following the effective date of any registration statement and/or date of any prospectus supplement covering securities of the Company to be sold on its behalf to the public in an underwritten offering. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of such 120-day period. Any Stockholder receiving any written notice from the Company regarding the Company’s plans to file a registration statement and/or prospectus supplement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

     8. Miscellaneous.
          (a) Notices. All notices and other communications pursuant to this Agreement shall be in writing, either hand delivered or sent by certified or registered mail with charges prepaid or by commercial courier guaranteeing next business day delivery, or sent by facsimile, and shall be addressed:
               (i) in the case of the Company, to the Company at its principal office set forth in the Merger Agreement; and
               (ii) in the case of a Stockholder, to the address provided by such Stockholder to the Company.
     Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by facsimile and properly addressed in accordance with the foregoing provisions of this Section 8(a), when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or (iv) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 8(a), (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.
          (b) Assignment. This Agreement shall inure to the benefit of and be binding upon each Stockholder and its, his or her heirs and successors. The Stockholders’ rights and obligations and each Stockholder’s rights and obligations under this Agreement may only be assigned or delegated if each Stockholder’s Registrable Securities are assigned to the same party to which the rights hereunder are assigned or delegated, and such assignment of Registrable Securities is not in violation of the Securities Act or any state securities laws as set forth in the written opinion of counsel to such Stockholder, reasonably satisfactory to the Company. The Company’s rights and obligations under this Agreement shall not be assigned or delegated.
          (c) Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the Company and by the Required Stockholders. Any Stockholder may waive any of its, his or her rights under this Agreement (including, without limitation, such Stockholder’s right to cause any other Person to comply with such other Person’s obligations under this Agreement) only by an instrument in writing signed by such Stockholder; provided, however, that (i) any rights under this Agreement which inure to the benefit of any and all Stockholders (including, without limitation, the right of any and all Stockholders to cause any other Person to comply with such other Person’s obligations under this Agreement) may be waived on behalf of any and all Stockholders by an instrument in writing signed by the Required Stockholders. Any waiver, pursuant to this Subsection 9(c), of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
          (d) Governing Law; Headings. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law provisions of such state. The headings in this Agreement are for convenience only and shall not affect the construction hereof.
          (e) Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          (f) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Merger Agreement supersede all prior agreements and understandings between the parties with respect to the subject matter contained herein and therein.
          (g) Gender and Number. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the plural form of names, defined terms, nouns and pronouns shall include the singular and vice-versa.
          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
          (i) Termination of Registration Rights. All of the Company’s obligations to register Registrable Securities covered by a Registration Statement (including without limitation to keep the Registration Statement covering such Registrable Securities effective) shall terminate, if not previously terminated pursuant to the terms of Section 2(a)(i), upon the earlier of five (5) years from the date of the effectiveness of such Registration Statement and such date that each Stockholder may sell all of the Registrable Securities held by such Stockholder within a three-month period in accordance with Rule 144(d) (the “Termination Date”).
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     IN WITNESS WHEREOF, the Company and the Stockholders have executed this Agreement as of the date first above written.

AETHER HOLDINGS, INC.
By:
	Name:	David S. Oros
	Title:	Chief Executive Officer

ROBERT W. D’LOREN

ROBERT W. D’LOREN, as attorney-in-fact for each of the Stockholders listed on Schedule 1 hereto

JEFFERIES & COMPANY, INC.

By:
Name:
Title:

Exhibit A
Stockholders

Name and Address of Stockholders	Number of Registrable Shares
Robert W. D’Loren
c/o UCC Capital
1330 Avenue of the Americas
New York, NY 10019

James F. Haran
c/o UCC Capital
1330 Avenue of the Americas
New York, NY 10019

Barry J. Levien
235 Cleft Road
Mill Neck, NY 11765

The Robert D’Loren Family Trust Dated
March 29, 2002
c/o Mark X. DiSanto
Triple Crown Development
5351 Jaycee Avenue
Harrisburg, PA 17112

D’Loren Realty, LLC
c/o UCC Capital
1330 Avenue of the Americas
New York, NY 10019

D’Loren Levien Group, LLC
c/o UCC Capital
1330 Avenue of the Americas
New York, NY 10019

Jefferies & Company, Inc.
The Metro Center
One Station Place Three North
Stamford, CT 06902

Schedule 1
Name of Stockholders
Robert W. D’Loren
James Haran
Barry Levien
The Robert D’Loren Family Trust Dated March 29, 2002
D’Loren Realty, LLC
D’Loren Levien Group, LLC
Jefferies & Company, Inc.